EXHIBIT 3.1

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               MOTIENT CORPORATION


                  Motient Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         1.       The  Corporation  was  originally   incorporated   under  the
name "American Mobile Satellite Consortium, Inc." The present name of the Corporation is "Motient Corporation."

         2. The original Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on May 3, 1988.

         3. The text of the Certificate of Incorporation is hereby restated, integrated and further amended to read in its entirety as set follows:


Article 1.        NAME

                  The name of this corporation is Motient Corporation (the "Corporation").


Article 2.        REGISTERED OFFICE AND AGENT

                  The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.


Article 3.        PURPOSE AND POWERS

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.


Article 4.        CAPITAL STOCK


         4.1.  Authorized Shares

                  The total number of shares of all classes of stock that the Corporation shall have the authority to issue is One Hundred Five Million (105,000,000), of which One Hundred Million (100,000,000) of such shares shall be Common Stock having a par value of $.01 per share ("Common Stock"), and Five Million (5,000,000) of such shares shall be Preferred Stock, having a par value of $.01 per share ("Preferred Stock"). The Corporation shall not issue any class of non-voting stock.


         4.2.  Common Stock

                  4.2.1.Relative Rights

                  The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations filed to establish the respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

                  4.2.2.Dividends

                  Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

                  4.2.3.Dissolution, Liquidation, Winding Up

                  In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

                  4.2.4.Voting Rights

                  Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.


         4.3.  Preferred Stock

                  The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Restated Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof.


         4.4. Special Meetings

                  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called (a) by the Board of Directors on its own behalf or one or more officers of the Corporation as provided in the bylaws or (b) by stockholders of the Corporation upon the written request of the holders of at least a majority of the securities of the Corporation outstanding and entitled to vote generally in the election of directors.


         4.5. Action Without a Meeting

                  Any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting, without prior notice and without a vote, if the action is taken by persons who would be entitled to vote at a meeting and who hold shares having voting power equal to not less than the minimum number of votes of each class or series that would be necessary to authorize or take the action at a meeting at which all shares of each class or series entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and delivered to the Corporation in the manner prescribed by the Delaware General Corporation Law for inclusion in the minute book. Written notice of the action taken shall be given in accordance with the Delaware General Corporation Law to all stockholders who do not participate in taking the action who would have been entitled to notice if such action had been taken at a meeting having a record date on the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.


Article 5.        BOARD OF DIRECTORS


         5.1.   Number; Election

                  The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation.

                  Except as otherwise provided by statute, this Restated Certificate of Incorporation or the Bylaws of the Corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot.


         5.2.  Management of Business and Affairs of the Corporation

                  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.


         5.3.  Vacancies; Resignation; Removal

                  Vacancies may be filled only by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next election of directors and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal.

                  A director may resign at any time upon written notice to the Corporation, and the resignation shall take effect at the time it specifies, without any need for acceptance by the Board of Directors. In the event that one or more directors resigns from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, with the vote thereon to take effect when such resignation or resignations becomes effective.


         5.4.  Limitation of Liability

                  To the fullest extent permitted by the Delaware General Corporation Law, no director of the Corporation shall be liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this
Article 5.4 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.


Article 6.        INDEMNIFICATION

                  The Corporation shall indemnify all directors and officers of the Corporation, and shall advance expenses reasonably incurred by such directors and officers, in defending any civil, criminal, administrative or investigative action, suit or proceeding, in accordance with and to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Any repeal or modification of this Article 6 shall be prospective only and shall not adversely affect any right or protection of any person existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification


Article 7.        COMPROMISE OR ARRANGEMENTS

                  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


Article 8.        AMENDMENT OF BYLAWS

                  The bylaws of the Corporation may be adopted, amended or repealed by the Board of Directors only upon the affirmative vote of at least a majority of the directors then in office. The bylaws of the Corporation may be adopted, amended or repealed by the stockholders of the Corporation upon the affirmative vote of at least a majority of the quorum of the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.


Article 9. RESERVATION OF RIGHT TO AMEND THIS RESTATED CERTIFICATE OF INCORPORATION

                  The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 9.

                                      * * *


         4. Provision for the making of this Restated Certificate of Incorporation is contained in a order of a court having competent jurisdiction of a proceeding under Chapter 11 of Title 11 of the United States Code for the reorganization of the Corporation.


                  IN WITNESS WHEREOF, the undersigned has, on this 1st day of May, 2002, executed this Restated Certificate of Incorporation and affirms, under penalties of perjury, that the statements contained herein are true and correct and that this Restated Certificate of Incorporation of Motient Corporation is the act and deed of Motient Corporation.

                                          MOTIENT CORPORATION



                                          By: /s/Walter V. Purnell, Jr.
                                              --------------------------
                                          Name:  Walter V. Purnell, Jr.
                                          Title: President and Chief
                                                 Executive Officer



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